                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  December 11, 2001
                                                  -----------------

                                TRANSDIGM INC.
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            (Exact Name of Registrant as Specified in Its Charter)

           Delaware                  333-71397                     13-373378
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(State or Other Jurisdiction of     (Commission                (I.R.S. Employer
Incorporation or Organization)      File Number)             Identification No.)



          26380 Curtiss Wright Parkway, Richmond Heights, Ohio 44143
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             (Address of Principal Executive Office and Zip Code)

                                (216) 289-4939
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             (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.    Other Events
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TRANSDIGM ANNOUNCES CHIEF EXECUTIVE OFFICER TRANSITION

                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TransDigm Inc.
                               --------------------------
                                    (Registrant)


Date: December 11, 2001        By: /s/ Gregory Rufus
                                  -----------------------------
                               Name:  Gregory Rufus
                               Title: Vice President and Chief Financial Officer
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             TransDigm Announces Chief Executive Officer Transition


Richmond Hts., Ohio, December 11, 2001 -- TransDigm Inc. announced effective Monday, December 3/rd/, 2001, W. Nicholas Howley was named to the position of President and Chief Executive Officer of TransDigm Inc. This completes the transition of responsibilities as Mr. Douglas W. Peacock, who previously held the Chief Executive Officer position, moves into partial retirement. Mr. Peacock will remain as Chairman of the Board of TransDigm.

Mr. Peacock and Mr. Howley were the founders of TransDigm in 1993 and Mr. Howley has served since then with Mr. Peacock in the Office of the Chairman. He has been President and Chief Operating Officer of TransDigm Inc., since 1998 and Executive Vice President and President of the AeroControlex Division from 1993 to 1998. Mr. Howley graduated from the Harvard University Graduate School of Business with an MBA in 1979 and from Drexel University in 1975 with a B.S. in Engineering.

Commenting on the transition, Mr. Peacock stated, "I look forward to continue working with Nick Howley to expand TransDigm's businesses. He is very capable and prepared to lead our corporation."

TransDigm Inc is a premier supplier of proprietary aerospace components with pro forma 2001 revenues of $257 Million. TransDigm's major product lines include gear pumps, ignition system components, mechanical controls, engineered connectors, NiCd batteries and chargers; lavatory components, and engineered latches.